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                                                                   Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS'

The Board of Directors and Shareholders
Mylex Corporation:

We consent to the incorporation by reference in the Registration Statements No. 033-30104, No. 333-01283, No. 333-11655, No. 333-08974, No. 033-88198, No.
033-61877, No. 033-31283 on Form S-8 of Mylex Corporation our report dated January 26, 1999, relating to the consolidated balance sheets of Mylex Corporation and Subsidiaries as of December 26, 1998 and December 27, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 26, 1998, which report appears in the 1998 Mylex Corporation Annual Report to Shareholders and is incorporated by reference in the December 26, 1998 annual report on Form 10-K of Mylex Corporation, and our report dated January 26, 1999, on the related financial schedule which appears in the 1998 annual report on Form 10-K.



/s/ KPMG LLP

Mountain View, California
March 27, 1999